SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

METROCALL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21924	54-1215634

(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 660-6677

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On November 5, 2004, Metrocall Holdings, Inc. issued a press release announcing that the Department of Justice closed its investigation of the pending merger of Metrocall with Arch Wireless, Inc. and certain other matters relating to the pending merger with Arch, which is included as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 5, 2004

******

This filing includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the consummation and timing of the merger between Metrocall Holdings, Inc and Arch Wireless, Inc. and expected future revenues, liquidity, products and growth opportunities of the combined company. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors, financial markets, the failure of the proposed transaction described above to be completed for any reason or the parties being unable to recognize the benefits of the transaction. More detailed information about those factors is contained in Metrocall’s and Arch’s filings with the Securities and Exchange Commission, including their respective annual reports on Form 10-K for the year ended December 31, 2003, each as amended by an Amendment No. 1 to Form 10-K filed on April 29, 2004, Metrocall’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 as amended by an Amendment No. 1 to Form 10-Q filed on June 11, 2004 and Amendment No. 2 to Form 10-Q filed on July 16, 2004, Metrocall’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 as amended by an Amendment No. 1 to Form 10-Q filed on August 20, 2004, Metrocall’s quarterly report on Form 10-Q for the quarter ended September 30, 2004 and Arch’s quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004.

USA Mobility, Inc. (formerly Wizards-Patriots Holdings, Inc.), a recently-formed Delaware corporation that will become the parent holding company for each of Metrocall and Arch upon completion of the proposed merger, has filed an amended Registration Statement on Form S-4 with the SEC containing the form of a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Investors are urged to read the definitive joint proxy statement/prospectus and any other relevant documents filed with the SEC because they will contain important information. Investors will be able to obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Metrocall or Arch with respect to the proposed transaction may be obtained free of charge by contacting Metrocall Holdings, Inc., 6677 Richmond Highway, Alexandria, Virginia 22306, Attention: Brett Mankey (tel.: 703-660-6677, extension 6231) or Arch Wireless, Inc., Attention: Bob Lougee, Lougee Consulting Group, 7 Bridgeton Way, Hopkinton, MA 01748, (tel.: 508-435-6117).

Investors should read the definitive joint proxy statement/ prospectus carefully before making any voting or investment decision.

Metrocall and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Metrocall. The directors and executive officers of Metrocall include: Vincent D. Kelly, Royce Yudkoff, Eugene I. Davis, Nicholas A. Gallopo, David J. Leonard, Brian O’Reilly, Steven D. Scheiwe, George Z. Moratis and Stan Sech. Stockholders may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus.

Arch and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Arch stockholders. The directors and executive officers of Arch include: William E. Redmond, Jr, Richard A. Rubin, Samme L. Thompson, James V. Continenza, Eric Gold, Carroll D. McHenry, Matthew Oristano, and C. Edward Baker, Jr. Stockholders may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCALL HOLDINGS, INC.
	By:	/s/ George Z. Moratis
		Name:	George Z. Moratis
Dated: November 8, 2004		Title:	Chief Financial Officer and Treasurer

Exhibit List

Exhibit No.	Description
99.1	Press Release dated November 5, 2004